Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	3 Months Ended September			Year-to-Date September
	2008	2007	Change	2008	2007	Change
Income Account-
Retail Revenue-
Fuel	$1,911	$1,600	$311	$4,506	$3,932	$574
Non-Fuel	2,567	2,486	81	6,428	6,003	425
Wholesale Revenues	775	563	212	1,880	1,531	349
Other Electric Revenues	142	131	11	414	381	33
Non-regulated Operating Revenues	31	52	(21)	97	166	(69)
Total Revenues	5,426	4,832	594	13,325	12,013	1,312
Fuel and Purchased Power	2,531	2,020	511	5,895	4,959	936
Non-fuel O & M	908	911	(3)	2,720	2,634	86
Depreciation and Amortization	367	312	55	1,070	929	141
Taxes Other Than Income Taxes	215	207	8	603	574	29
Total Operating Expenses	4,021	3,450	571	10,288	9,096	1,192
Operating Income	1,405	1,382	23	3,037	2,917	120
Other Income, net	45	68	(23)	70	123	(53)
Interest Charges and Dividends	235	243	(8)	713	704	9
Income Taxes	435	445	(10)	838	806	32
NET INCOME (See Notes)	$780	$762	$18	$1,556	$1,530	$26

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.